Exhibit 99.1

PRESS RELEASE
For Immediate Release

Monolithic Power Systems Updates Third Quarter 2020 Financial Guidance

KIRKLAND, WASHINGTON, September 14, 2020 -- Monolithic Power Systems, Inc. (MPS) (Nasdaq: MPWR), a leading company in high performance analog solutions, today announced updates to its financial guidance for the three months ended September 30, 2020.

MPS’s quarterly guidance previously issued on July 28, 2020 reflected the best information available at the time. Subsequently, our overall business during the third quarter of 2020 increased beyond our expectations for two key reasons. First, a majority of the increase was because we were able to fulfill our customers’ demand that had been delinquent due to past capacity constraints. Second, several China-based customers requested previously scheduled shipment dates be pulled into the third quarter of 2020, which we believe is related to recent trade policy changes. These two extraordinary events affecting our third quarter 2020 revenue outlook are believed to be non-recurring in nature. We do not believe these events are indicators of higher or lower overall future demand for our products.

In addition, MPS has begun to take steps to secure resources and accelerate previously announced plans to expand fab capacity outside of China.

The following table presents the updated financial guidance for the three months ending September 30, 2020:

	Previously Announced on			Updated as of
	July 28, 2020			September 14, 2020
Revenue	$200 million	to	$210 million	$257 million	to	$259 million
GAAP gross margin	55.2%	to	55.8%	55.1%	to	55.3%
Non-GAAP (1) gross margin	55.5%	to	56.1%	55.4%	to	55.6%
GAAP research and development (“R&D”) and selling, general and administrative (“SG&A”) expenses	$70.7 million	to	$74.7 million	$75.0 million	to	$80.5 million
Non-GAAP (1) R&D and SG&A expenses	$50.2 million	to	$52.2 million	$57.0 million	to	$58.0 million
Interest and other income	$1.5 million	to	$1.7 million	$0.8 million	to	$1.2 million

MPS plans to host a Zoom webinar covering this announcement at 3:00 p.m. PT / 6:00 p.m. ET, September 14, 2020. You can access the webinar, free of charge, at: https://mpsic.zoom.us/j/91757232335. In addition, MPS will provide more information on the third quarter financial results and fourth quarter guidance in our earnings release and webinar at the end of October 2020.

(1) Projected non-GAAP gross margin and R&D and SG&A expenses differ from projected gross margin and R&D and SG&A expenses determined in accordance with Generally Accepted Accounting Principles in the United States (GAAP). Projected non-GAAP gross margin excludes the effect of stock-based compensation expense. Projected non-GAAP R&D and SG&A expenses exclude the effect of stock-based compensation expense. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A schedule reconciling non-GAAP financial measures is included at the end of this press release. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of MPS' core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financial measures used by MPS.

Safe Harbor Statement

This press release contains, and statements that will be made during the accompanying webinar will contain, forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including, among other things, (i) projected revenues, GAAP and non-GAAP gross margin, GAAP and non-GAAP R&D and SG&A expenses, and interest and other income, (ii) our outlook for the long-term prospects of the company, including our performance against our business plan, revenue growth in certain of our market segments, our continued investment into R&D, expected revenue growth, customers' acceptance of our new product offerings, the prospects of our new product development, and our expectations regarding market and industry segment trends and prospects, (iii) our ability to penetrate new markets and expand our market share, (iv) the seasonality of our business, (v) our ability to reduce our expenses, and (vi) statements of the assumptions underlying or relating to any statement described in (i), (ii), (iii), (iv), or (v). These forward-looking statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve significant known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying webinar are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ include, but are not limited to, our ability to attract new customers and retain existing customers; acceptance of, or demand for, MPS' products, in particular the new products launched recently, being different than expected; our ability to efficiently and effectively develop new products and receive a return on our R&D expense investment; our ability to increase market share in our targeted markets; competition generally and the increasingly competitive nature of our industry; any market disruptions or interruptions in MPS' schedule of new product development releases; adverse changes in production and testing efficiency of our products; our ability to manage our inventory levels; the effect of export controls, trade and economic sanctions regulations and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets, particularly in China; our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses; adverse changes in laws and government regulations such as tariffs on imports of foreign goods, export regulations and export classifications, including in foreign countries where MPS has offices or operations; adverse events arising from orders of governmental entities, including such orders that impact our customers, and adopting of new or amended accounting standards; the effect of epidemics and pandemics, such as the COVID-19 outbreak first identified in December 2019, on the global economy and on our business; adequate supply of our products from our third-party manufacturing partners; the risks, uncertainties and costs of litigation in which we are involved; the outcome of any upcoming trials, hearings, motions and appeals; the adverse impact on MPS' financial performance if its tax and litigation provisions are inadequate; adverse changes or developments in the semiconductor industry generally, which is cyclical in nature, and our ability to adjust our operations to address such changes or developments; difficulty in predicting or budgeting for future customer demand and channel inventories, expenses and financial contingencies (including as a result of the COVID-19 pandemic); our ability to realize the anticipated benefits of companies and products that we acquire, and our ability to effectively and efficiently integrate these acquired companies and products into our operations; the ongoing consolidation of companies in the semiconductor industry; and other important risk factors identified in MPS’s Securities and Exchange Commission (SEC) filings, including, but not limited to, our annual report on Form 10-K filed with the SEC on February 28, 2020 and our quarterly report on Form 10-Q filed with the SEC on August 3, 2020. The forward-looking statements in this press release and statements made during the accompanying teleconference represent MPS’s projections and current expectations, as of the date hereof, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in accompanying webinar.

About Monolithic Power Systems

Monolithic Power Systems, Inc. (MPS) provides small, highly energy efficient, easy-to-use power solutions for systems found in industrial applications, telecom infrastructures, cloud computing, automotive, and consumer applications. MPS' mission is to reduce total energy consumption in its customers' systems with green, practical, compact solutions. The company was founded by Michael Hsing in 1997 and is based in the United States. MPS can be contacted through its website at www.monolithicpower.com or its support offices around the world.

Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Bernie Blegen

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com

UPDATED 2020 THIRD QUARTER OUTLOOK
RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited)

	Three Months Ending September 30, 2020
	Previously Announced on July 28, 2020		Updated as of September 14, 2020
	Low	High	Low	High
Gross margin	55.2%	55.8%	55.1%	55.3%
Adjustments to reconcile gross margin to non-GAAP gross margin:
Stock-based compensation expense	0.3%	0.3%	0.3%	0.3%
Non-GAAP gross margin	55.5%	56.1%	55.4%	55.6%

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES
(Unaudited, in thousands)

	Three Months Ending September 30, 2020
	Previously Announced on July 28, 2020		Updated as of September 14, 2020
	Low	High	Low	High
R&D and SG&A expense	$70,700	$74,700	$75,000	$80,500
Adjustments to reconcile R&D and SG&A expense to non-GAAP R&D and SG&A expense:
Stock-based compensation expense	(20,500)	(22,500)	(18,000)	(22,500)
Non-GAAP R&D and SG&A expense	$50,200	$52,200	$57,000	$58,000